                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          -----------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):

                                November 20, 2001

                          ----------------------------


                                 QORUS.COM, INC.
               (Exact name of registrant as specified in charter)


             Florida                      0-27551                 65-0358792
  (State or other Jurisdiction     (Commission File Number)     (IRS Employer
of Incorporation or Organization)                            Identification No.)



                               9255 Corbin Avenue
                              Northridge, CA 91324

                    (Address of Principal Executive Offices)


                                 (312) 419-0077
                             (Registrant's telephone
                          number, including area code)


                                    No Change

          (Former Name or Former Address, if Changed Since Last Report)




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Item 5.  Other Events.

         On November 20, 2001, Qorus.com, Inc. and its subsidiaries, TMT Holdings, Inc. and Aelix, Inc., completed the sale of substantially all of their assets to Avery Communications, Inc. The aggregate purchase price of the assets was approximately $4.1 million. The asset sale is more fully described in Qorus' press release, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

         2.1 Asset Purchase Agreement dated May 29, 2001, by and among Qorus.com, Inc., TMT Holdings, Inc., Aelix, Inc., and Avery Communications, Inc. (filed as Exhibit 10.37 to Qorus' 10-QSB for the period ended June 30, 2001 and incorporated by reference herein)

         2.2 First Amendment to Asset Purchase Agreement dated October 17, 2001, by and among Qorus.com, Inc., TMT Holdings, Inc., Aelix, Inc., and Avery Communications, Inc. (filed as Exhibit 10.56 to Qorus' 10-QSB for the period ended September 30, 2001 and incorporated by reference herein)

         99.1     Press Release dated December 4, 2001


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             QORUS.COM, INC.

Date: December 4, 2001                      By: /s/ Thomas C. Ratchford
                                                 -----------------------
                                                 Thomas C. Ratchford
                                                 Chief Financial Officer